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                                                                    EXHIBIT 23.8



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of 7,339,724 shares of its Class A Subordinate Voting Stock and to the incorporation by reference therein of our reports dated February 15, 2001 and January 28, 2000, with respect to the financial statements of Ladbroke Racing Pennsylvania, Inc. and Subsidiaries included in the Current Report on Form 8-K/A of Magna Entertainment Corp. filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 on June 19, 2001.


                                                           /s/ Ernst & Young LLP
                                                           --------------------
                                                    Certified Public Accountants

August 29, 2001
Pittsburgh, Pennsylvania